McLaughlin & Stern, LLP
260 Madison Avenue
18th Floor
New York, New York 10016
212-448-1100


                                                              February 13, 1998

Unites States Securities
   and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Pallet Management Systems, Inc. ("Company")

Gentlemen:

Reference is made to the registration statement ("Registration Statement") on Form SB-2, filed the date hereof with the Securities and Exchange Commission by the Company.

We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws and amendments thereto of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

       Based on the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

2. The 1,000,000 shares of Common Stock issuable upon the exercise of 1,000,000 outstanding Class A Warrants; the 1,000,000 shares of Common Stock issuable upon the exercise of 1,000,000 outstanding Class B Warrants; the 151,685 shares of Common Stock issuable upon the exercise of 151,685 outstanding A Unit Warrants, the 50,000 shares of Common Stock issuable upon the exercise of the Placement Agent Warrant and the aggregate of 200,000 shares of Common Stock issuable upon the exercise of the 100,000 Class A and 100,000 Class B Warrants underlying the Placement Agent Warrant have each been duly and validly authorized and when paid for will be fully paid and non-assessable.




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We hereby consent to the reference to our firm under the caption "Legal Matters"
in the prospectus forming a part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,



                                                     McLAUGHLIN & STERN, LLP